EXHIBIT 99.1

Immunovative, Inc. Appoints Former Nevada First Lady Dawn Gibbons to the Company's Board of Directors

Los Angeles, CA (03/28/2013)  –  Immunovative, Inc. (OTCQB:  IMUN) ("IMUN" or "the Company")  has today announced the appointment of former Nevada First Lady, Ms. Dawn Gibbons ("Ms. Gibbons"), as an independent member of Company's Board of Directors ("Board").   This appointment shall be effective immediately, and Ms. Gibbons currently joins the Company's CEO, Seth M. Shaw ("Mr. Shaw"), and another recently appointed director, as the third member of the Board.  As an independent director, Ms. Gibbons will assist in the Company in enhancing its corporate governance protocols and oversight committees, as the Company takes proactive steps to become compliant with Sarbanes-Oxley regulations.  The Company's short term goal is to appoint a minimum of 5 highly qualified members to its Board, with at least 2 members categorized as Independent Directors.

Below see Biography ("BIO") for Ms. Dawn Gibbons,  Age 59

Dawn Gibbons is an entrepreneur having owned and operated several very successful businesses in downtown Reno, Nevada.  In addition to her businesses, Ms. Gibbons has served on many prominent boards including the Desert Research Institute, Reno Tahoe Airport Authority, Washoe County Visitors and Convention Authority and Sierra Bank of Nevada.

Ms. Gibbons served for six years in the Nevada Legislature as an assemblywoman and served for one term as the First Lady of Nevada.  The Nevada Police Protection Association named her Assemblywoman of the Year in 2003.  Twice, Ms. Gibbons changed the Nevada constitution through an initiative petition with overwhelming voter approval.  These were called the Gibbons Tax Restraint Initiative and the Education First Initiative.

Dawn has fought for many important causes including autism, domestic violence, human trafficking, addiction and myriad other issues facing people in the state of Nevada.  She recently completed terms as Chairwoman of the American Heart Association and the Circle of Red.  She is a founder and Chair of the Nevada Organ and Tissue Donor Program at the University of Nevada Medical School and devotes herself to Children’s Advocacy Alliance and the Grant a Gift Autism Foundation among her other charitable and community focused activities and interests.

Dawn is a graduate of the University of Nevada Reno.  She was named Business and Professional Woman of the Year, Who’s Who in Business, Who’s Who in Politics, the Attorney General’s Role Model of the Year, Nevada Women’s Lobby Hall of Fame, Las Vegas Women to Watch (VEGAS INC. Magazine) and Distinguished Women and Men in Nevada (Distinguished Publishing).  She has hosted her own talk radio show with Fox News 1270.  Dawn is currently Director of Community and Public Relations with KSNV TV NEWS 3, KRNV TV NEWS 4, and KENV TV NEWS 10 all of which comprise Intermountain West Broadcasting.  She is responsible for government relations, lobbying, advocacy strategies, community outreach and media relations.  She and station owner, Jim Rogers, do a twice weekly news segment called “Dawn and Jim” which is a discussion about political issues of the day.

 Immunovative Inc. CEO Seth M. Shaw commented, "The Company is very excited to be working with such a talented and experienced individual as Dawn Gibbons.  Her many years of experience and success in both public service and business will provide the Company and its management with a valuable resource as the Company progresses in its business plan."

 Newly appointed board member Dawn Gibbons stated, "The opportunity to serve on the Company's board of directors is something that I greatly value.  I have great confidence in the abilities of the Company's CEO and look forward to the building a successful and diversified life sciences company."

About Immunovative, Inc.:

Immunovative's focus is to evaluate potential opportunities in the biotechnology and/or medical device industry, however it will consider other potential business sectors if deemed in the best interest of shareholders. Additionally on March 4, 2013, the Company announced that it filed for a name and symbol change, such that the Company has changed its name to Tauriga Sciences Inc. and is awaiting its new trading symbol.

DISCLAIMER:

Forward-Looking Statements:  Except for statements of historical fact, this news release contains certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on IMUN's predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which IMUN has little or no control.  Such forward-looking statements are made only as of the date of this release, and IMUN assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances.  Readers should not place undue reliance on these forward-looking statements.  Risks, uncertainties and other factors are discussed in documents filed from time to time by IMUN with the Securities and Exchange Commission.

Contact:

For more information please contact:

Mr. Seth M. Shaw
Chairman & Chief Executive Officer
Immunovative, Inc.
New York: +1-917-796-9926
Montreal: +1-514-840-3697
Email: sethsms47@aol.com